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Exhibit 23.1

                           CONSENT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
RLI Corp.:

We consent to incorporation by reference in the registration statement (No. 333-01637) on Form S-8 of RLI Corp. of our reports dated January 25, 1996, relating to the consolidated balance sheets of RLI Corp. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of earnings, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, and all related schedules, which reports are incorporated by reference in, or appear in (with respect to the schedules), the 1995 annual report on Form 10-K of RLI Corp.

As discussed in Note 1 to the consolidated financial statements, in 1994 the Company adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," and in 1993 the Company adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."

                                                           KPMG Peat Marwick LLP

Chicago, Illinois
March 22, 1996

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